Exhibit 99.2

RAPT Therapeutics Announces $150 Million Private Placement

SOUTH SAN FRANCISCO, Calif. – December 23, 2024 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing novel therapies for patients with significant unmet needs in inflammatory diseases , today announced that it has entered into a securities purchase agreement with a group of accredited investors for the private placement of (i) 100,000,000 shares of common stock at a purchase price of $0.85 per share and (ii) to certain investors, in lieu of shares of common stock, pre-funded warrants to purchase up to 76,452,000 shares of common stock at a price per pre-funded warrant of $0.8499, for gross proceeds of approximately $150.0 million. The private placement is expected to close on or about December 27, 2024, subject to the satisfaction of customary closing conditions. The pre-funded warrants will have an exercise price of $0.0001 per share of common stock, be immediately exercisable and remain exercisable until exercised in full.

The private placement was led by The Column Group and TCGX, with participation by new and existing investors including BVF Partners LP, Deep Track Capital, Foresite Capital, Medicxi, OrbiMed, Perceptive Advisors, Redmile Group and RTW Investments.

Net proceeds from the private placement are expected to fund the research and development of the Company’s pipeline and for general corporate purposes.

The securities being issued and sold in the private placement, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement and the shares of common stock underlying the pre-funded warrants sold in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Leerink Partners is acting as sole placement agent in connection with the private placement.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing therapies for patients with significant unmet needs in inflammatory diseases. The company leverages its proprietary discovery and development platform to advance both biologics and selective small molecules aimed at normalizing critical immune drivers underlying these conditions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimates,” “expects,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include statements regarding the closing of the private placement and anticipated use of proceeds. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com